AMENDMENT TO

SHARE EXCHANGE AGREEMENT

This AMENDMENT TO SHARE EXCHANGE AGREEMENT (the “Amendment”) is made and entered into as of September 14, 2016 , by and among Sino Fortune Corporation, a Nevada company (“Parent”), Benefactum Alliance Holdings Company Limited, a British Virgin Islands company, the (“Company”), and the shareholders of the Company (each a “Shareholder” and collectively the “Shareholders”). The Parent, the Company and the Shareholders are collectively referred to as the “Parties”. Unless otherwise defined capitalized terms used in this Amendment are defined in the Share Exchange Agreement dated May 13, 2016 between the abovementioned Parties.

RECITALS

WHEREAS, the Parties had entered into the Share Exchange Agreement on May 13, 2016 for the issuance of Parent Common Stock to the Shareholders in exchange for all the issued and outstanding shares of Company.

WHEREAS, the Parties wish to amend the number of Parent Common Stock being exchanged for all the issued and outstanding shares of the Company and the corresponding allocations to the Shareholders and extend the Closing Date.

NOW, THEREFORE, the Parties agree as follows:

AGREEMENT

1. The Recitals, Article 1 and Exhibit B of the Share Exchange Agreement shall be deleted and replaced with the following:

RECITALS

WHEREAS, the Company has 800,000,000 ordinary shares, par value $0.00025 (the “Shares”) outstanding, all of which are held by the Shareholders. The Shareholders have agreed to transfer the Shares to Parent in exchange for 337,500,000 newly issued restricted shares of common stock, par value $0.001 per share, of Parent (the “Parent Common Stock”).;

WHEREAS, the exchange of shares for Parent Common Stock is intended to constitute a reorganization within the meaning of Section 351 of the Internal Revenue Code of 1986, as amended (the “Code”), or such other tax free reorganization or restructuring provisions as may be available under the Code and to qualify as a transaction in securities exempt from registration or qualification under the Securities Act of 1933, as amended and in effect on the date of this Agreement (the “Securities Act”).;

WHEREAS, the Board of Directors of each of the Parent and the Company has determined that it is desirable and in the best interests of the shareholders of their respective companies to effect this plan of reorganization and share exchange.

ARTICLE 1

EXCHANGE OF SHARES

1.1. Exchange by the Shareholders. At the Closing, the Shareholders shall sell, transfer, convey, assign and deliver to the Parent their Shares free and clear of all Liens in exchange for an aggregate of 337,500,000 (Three Hundred and Thirty Seven Million Five Hundred Thousand) restricted shares of Parent Common Stock, in the amounts for each Shareholder set forth in Exhibit B (the “Exchange Consideration”).

1.2. Closing. The closing (the “Closing”) of the transactions contemplated by this Agreement (the “Transactions”) shall take place at the offices of Sichenzia Ross Friedman Ference LLP in New York, New York, commencing upon the satisfaction or waiver of all conditions and obligations of the parties to consummate the transactions contemplated hereby (other than conditions and obligations with respect to the actions that the respective parties will take at Closing) on or before September 30, 2016 or such other date and time as the parties may mutually determine (the “Closing Date”).

EXHIBIT B

Shareholders of BENEFACTUM ALLIANCE HOLDINGS COMPANY LIMITED

Name of Shareholder	Number of Company Shares Being Exchanged	Number of Shares of Parent Common Stock to be Received by Shareholder	Indicate if such Shareholder is a non- U.S. Person
Bodang Liu	80,000,000	33,750,000	Yes
Avis Genesis Inc.	400,000,000	168,750,000	Yes
Manor Goldie Inc.	320,000,000	135,000,000	Yes
TOTALS	800,000,000	337,500,000

2. This Amendment shall be read in conjunction with the Share Exchange Agreement and for the purposes of the Share Agreement shall be included within the definition of “Transaction Documents”.

3. This Amendment will be governed by, and construed and enforced in accordance with the Laws of the State of New York as applied to contracts that are executed and performed in New York, without regard to the principles of conflicts of Law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the Transactions and any other Transaction Documents shall be commenced exclusively in the state and federal courts sitting in the County of New York.

4. This Amendment may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same Amendment. This Amendment, to the extent delivered by means of a facsimile machine or electronic mail (any such delivery, an “Electronic Delivery”), shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto, each other party hereto shall re-execute original forms hereof and deliver them in person to all other parties. No party hereto shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such party forever waives any such defense, except to the extent such defense related to lack of authenticity.

[Remainder of Page Intentionally Left Blank; Signature Pages to Follow]

IN WITNESS WHEREOF, each of the parties have caused this Amendment to be executed as of the date first written above them or their respective officers thereunto duly authorized.

Parent:

SINO FORTUNE HOLDING CORPORATION, a Nevada corporation

By:	/s/ Jing Xie
Name:	JING XIE
Title:	Principal Executive, Financial Officer and Chief Accounting Officer

Company:

BENEFACTUM ALLIANCE HOLDINGS COMPANY LIMITED, a BVI corporation

By:	/s/ Bodang Liu
Name:	BODANG LIU
Title:	Principal Executive

Shareholders:

AVIS GENESIS INC.

By:	/s/ Chunhua Li
Name:	CHUNHUA LI
Title:	Principal Executive

MANOR GOLDIE INC.

By:	/s/ Mengqiu Zhu
Name:	MENGQIU ZHU
Title:	Principal Executive

BODANG LIU.

By:	/s/ Bodang Liu
Name:	BODANG LIU